Exhibit 31.2

Section 302 Certification

I, Leigh Ginter, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Norcraft Companies, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015

/s/ Leigh Ginter
Leigh Ginter – Chief Financial Officer (Chief Accounting Officer)